Exhibit 23.1
                                              Consent of Ernst & Young LLP.




                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related Prospectus of Ashland Inc. (Ashland) for the registration of 296,385 shares of its common stock, of our report dated November 6, 2002 with respect to the consolidated financial statements and schedule of Ashland included in its Annual Report on Form 10-K for the year ended September 30, 2002, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP

Cincinnati, Ohio
May 16, 2003